Exhibit 10.2

BELDEN INC.

PERFORMANCE STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (including any special terms and conditions for the grantee’s country set forth in the appendix attached hereto (the “Appendix”), this “Agreement”) is effective as of the date shown as the Date of Grant on the attached Notice of Award (the “Grant Date”) by and between Belden Inc., a Delaware corporation (the “Company”) and the individual shown as the Grantee on the attached Notice of Award (the “Grantee”).

WHEREAS, the Grantee is an executive or management employee of the Company, a subsidiary or an affiliate, and has been selected by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) to receive a grant of the number of Performance Stock Units reflected on the attached Notice of Award (the “PSUs”) representing, subject to certain restrictions, a certain number of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), such number to be based on the attainment of performance objectives and vesting conditions as provided below, and to enter into a Performance Stock Unit Agreement in the form hereof;

NOW THEREFORE, the Company and the Grantee hereby agree as follows:

1. GRANT OF PSUs. The Company hereby grants to the Grantee on the Grant Date the PSUs. Each PSU represents the right to receive between zero (0) and two (2) Restricted Stock Units (“RSU”), depending on the attainment of Company performance objectives in accordance with Section 2 below. Each RSU in turn represents the right to receive one (1) Share. The RSUs shall vest and become nonforfeitable (“Vest”) in accordance with Section 3 below. The Company shall hold the RSUs in book-entry form. The Grantee shall have no direct or secured claim in any specific assets of the Company or the Shares to be issued to the Grantee under Section 6 hereof and will have the status of a general unsecured creditor of the Company. The PSUs and RSUs are granted under the Company’s 2011 Long Term Incentive Plan (the “Plan”) and shall be subject to the terms and conditions of the Plan and this Agreement. Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan.

2. PERFORMANCE OBJECTIVES.

(a) Award Period; Performance Objectives. The award period (“Award Period”) during which performance shall be measured is calendar year 2014. The Committee has established thresholds and targets for such Award Period for (i) consolidated operating income margin and (ii) consolidated free cash flow. An equal weighting of the Company’s actual performance relative to the thresholds and targets will result in a conversion factor (the “Conversion Factor”). After the Award Period, the Committee shall apply the Conversion Factor to determine the number (if any) of RSUs to be awarded for each PSU based on Company performance during the Award Period, which determination shall be final, conclusive and binding (the date on which the Committee makes such determination is the “Performance Determination Date”, and the RSUs that are so awarded are the “Awarded RSUs”). In the event that the application of the Conversion Factor results in a fractional amount of an RSU, the result will be rounded to the nearest whole number of Awarded RSUs.

(b) Death or Disability During Award Period. If, prior to the Performance Determination Date and while employed by the Company or one of its subsidiaries or affiliates, the Grantee dies or becomes disabled (and leaves the Company or one of its subsidiaries or affiliates) in accordance with any Company disability policy then in effect, then the Grantee (or, as the case may be, the person entitled by will or the applicable laws of descent and distribution) shall, after the Award Period, be entitled to receive a prorated portion of the RSUs that would otherwise (but for such death or disability) be awarded to the Grantee after the Award Period pursuant to Section 2(a) above, such prorated portion being a fraction whose numerator shall be the number of days of the Grantee’s employment by the Company or one of its subsidiaries or affiliates during the Award Period prior to such death or disability and the denominator of which shall be three hundred and sixty-five (365). Such Awarded RSUs shall immediately Vest in full.

(c) Other Employment Termination During Award Period. Subject to Section 4(j), if the Grantee or the Company or one of its subsidiaries or affiliates otherwise terminates the Grantee’s employment during the Award Period, any and all PSUs shall be forfeited, cancelled and terminated upon such termination.

(d) Change in Control During Award Period. Immediately preceding the occurrence of a Change in Control of the Company (as defined in Section 11(d) below), any and all unvested PSUs shall be converted to Awarded RSUs based on a Conversion Factor of 1.00.

3. VESTING.

(a) Generally. Subject to the acceleration of the Vesting pursuant to Section 3(b) or (d) below, or the forfeiture and termination of the Awarded RSUs pursuant to Section 3(c) below, the Awarded RSUs will vest according to the Vesting Schedule described on the attached Notice of Award. All Vested Awarded RSUs shall be paid to the Grantee as provided in Section 6 hereof.

(b) Death, Disability or Retirement. If, after the award of the Awarded RSUs and while employed by the Company or one of its subsidiaries or affiliates, the Grantee dies, becomes disabled (and leaves the Company or one of its subsidiaries or affiliates) in accordance with any Company disability policy then in effect, or retires from employment with the Company or one of its subsidiaries or affiliates under any Company retirement plan then in effect, then any and all unvested Awarded RSUs shall immediately Vest in full.

(c) Other Employment Termination. Subject to Section 4(j), if the Grantee or the Company or one of its subsidiaries or affiliates otherwise terminates the Grantee’s employment, any and all Awarded RSUs that are not Vested at such time shall be forfeited, cancelled and terminated upon such termination. For purposes of this Section 2(d), the applicable termination date shall be Grantee’s final day performing his or her job duties, without regard to any severance or garden leave arrangement.

(d) Change in Control. If a Change in Control of the Company (as defined in Section 11(d) below) occurs and Grantee’s employment is terminated by the Company or one of its subsidiaries or affiliates without Cause (as defined in Section 11(e) below) (other than for death or disability) or by Grantee for Good Reason (as defined in Section 11(f) below), in either case, within two years following the Change in Control, any and all unvested Awarded RSUs shall immediately Vest in full.

4. NATURE OF GRANT. In accepting the grant, the Grantee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the PSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been granted in the past;

(c) all decisions with respect to future PSUs or other grants, if any, will be at the sole discretion of the Committee;

(d) Nothing in this Agreement, the PSU grant or the Grantee’s participation in the Plan shall create a right to employment or confer upon the Grantee any right to continue in the employ of the Company, the Grantee’s employer (the “Employer”), or any subsidiary or affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company, the Employer or any subsidiary or affiliate, as applicable, or the rights of the Grantee, which rights are expressly reserved by each, to terminate the Grantee’s employment relationship (if any) at any time and for any reason, with or without cause;

(e) the Grantee is voluntarily participating in the Plan;

(f) the PSUs and the Shares subject to the Awarded RSUs are not intended to replace any pension rights or compensation;

(g) subject to Article 21.13 of the Plan, the PSUs and the Shares subject to the Awarded RSUs, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i) no claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs or Awarded RSUs resulting from the termination of the Grantee’s employment relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any), and in consideration of the grant of the PSUs to which the Grantee is otherwise not entitled, the Grantee irrevocably agrees never to institute any claim against the Company, any subsidiary or affiliate or the Employer, waives the Grantee’s ability, if any, to bring any such claim, and releases the Company, any subsidiary and affiliate and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Grantee shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(j) for purposes of Awarded RSUs, the Grantee’s employment relationship will be considered terminated as of the date the Grantee is no longer on the payroll records of the Company or any subsidiary or affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any) the Board shall have the exclusive discretion to determine when the Grantee is no longer an Employee for purposes of the Awarded RSUs (including whether the Grantee may still be considered to be an Employee while on an approved leave of absence); and

(k) the Grantee acknowledges and agrees that neither the Company, the Employer nor any subsidiary or affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the PSUs or of any amounts due to the Grantee pursuant to the settlement of the Awarded RSUs, or the subsequent sale of any Shares acquired upon the settlement of the Awarded RSUs.

5. NO TRANSFER OR ASSIGNMENT OF PSUs OR AWARDED RSUs; RESTRICTIONS ON SALE. Except as otherwise provided in this Agreement, the PSUs, the Awarded RSUs and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares underlying any Awarded RSUs are delivered to the Grantee or his designated representative. The Grantee agrees not to sell any Shares at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as the Grantee is an employee of the Company or one of its subsidiaries or affiliates.

6. DELIVERY OF SHARES. As of the date on which the Awarded RSUs Vest, the Company shall issue to the Grantee a stock certificate (or register the Shares in book-entry form) representing a number of Shares equal to the number of Awarded RSUs then vested.

7. RESPONSIBILITY FOR TAXES.

(a) Generally. The Grantee acknowledges that, regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount actually withheld by Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs, including, but not limited to, the grant of the PSUs, the grant, vesting or settlement of the Awarded RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

(b) Multiple Jurisdiction. If the Grantee is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(c) Tax Withholding. The Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer;

(ii) withholding from proceeds of the sale of Shares acquired upon settlement of the Awarded RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); or

(iii) withholding in Shares to be issued upon settlement of the Awarded RSUs.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Grantee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Grantee is deemed to have been issued the full number of Shares subject to the vested Awarded RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. Further, the Grantee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

8. LEGALITY OF INITIAL ISSUANCE. No Shares shall be issued unless and until the Company has determined that:

(a) It and the Grantee, at the Company’s expense, have taken any actions required to register or qualify the Shares under the U.S. Securities Act of 1933, as amended or any local, state, federal or foreign securities law or rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, that the Company shall, in its absolute discretion, deem necessary or advisable;

(b) Any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed has been satisfied; and

(c) Any other applicable provision of local, state, federal or foreign laws and regulations have been satisfied, including but not limited to exchange control laws.

The Grantee understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Grantee agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

9. DATA PRIVACY. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement and any other PSU grant materials by and among, as applicable, the Employer, the Company and any subsidiary and affiliate for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

The Grantee understands that the Company and the Employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all PSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

The Grantee understands that Data will be transferred to such broker and/or stock plan service provider as may be designated by the Company from time to time (“Designated Broker”), which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. Further, the Grantee understands that the Grantee is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke the Grantee’s consent, the Grantee’s employment status or career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant the Grantee PSUs or other equity awards or administer or maintain such awards. Therefore, the Grantee understands that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.

10. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying Shares. The Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

11. MISCELLANEOUS PROVISIONS.

(a) Rights as a Stockholder. Neither the Grantee nor the Grantee’s representative shall have any rights as a stockholder with respect to any Shares underlying the Awarded RSUs until the date that the Company is obligated to deliver such Shares to the Grantee or the Grantee’s representative.

(b) Dividend Equivalents. Between the Performance Determination Date and the date of Vesting of the Awarded RSUs (the “Accrual Period”), any dividends or distributions payable with respect to the number of Shares equal to the number of Awarded RSUs held by the Grantee shall be accumulated and deferred until the Vesting of the Awarded RSUs. After such Vesting of the Awarded RSUs, the Company shall promptly distribute to the Grantee all such dividends and distributions accrued during the Accrual Period.

(c) Anti-Dilution. In the event that any change in the outstanding Common Stock of the Company (including an exchange of Common Stock for stock or other securities of another corporation) occurs by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of Shares or other similar corporate changes, other than for consideration received by the Company therefor, the number of PSUs awarded hereunder, the number of resulting Awarded RSUs, and the number of Shares distributable pursuant to Vested Awarded RSUs, shall be appropriately adjusted by the Committee whose determination shall be conclusive, final and binding; provided, however that fractional Shares shall be rounded to the nearest whole share. In the event of any other change in the Common Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of Shares subject to RSUs and any adjustment made by the Committee shall be conclusive, final and binding.

(d) Change in Control. A “Change in Control” of the Company shall be deemed to have occurred if any of the events set forth in any one of the following subparagraphs shall occur:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (y) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (z) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1) and (2) of subsection (iii) of this definition;

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (2) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(v) For purposes of clarification, the sale by the Company of a subsidiary or affiliate that employs Grantee shall not constitute a Change in Control of none of the events set forth in Sections 11(d)(i)-(iv) have occurred.

(e) Cause. “Cause” shall mean:

(i) Grantee’s willful and continued failure to perform substantially his duties owed to the Company or its affiliates after a written demand for substantial performance is delivered to him specifically identifying the nature of such unacceptable performance, which is not cured by Grantee within a reasonable period, not to exceed thirty (30) days;

(ii) Grantee is convicted of (or pleads guilty or no contest to) a felony or any crime involving moral turpitude; or

(iii) Grantee has engaged in conduct that constitutes gross misconduct in the performance of his employment duties.

An act or omission by Grantee shall not be “willful” if conducted in good faith and with Grantee’s reasonable belief that such conduct is in the best interests of the Company.

(f) Good Reason. “Good Reason” shall mean, without the express written consent of Grantee, the occurrence of any of the following events:

(i) Grantee’s base salary or annual target cash incentive opportunity is materially reduced;

(ii) Grantee’s duties or responsibilities are negatively and materially changed in a manner inconsistent with Grantee’s position (including status, offices, titles, and reporting responsibilities) or authority; or

(iii) The Company requires Grantee’s principal office to be relocated more than 50 miles from its location as of the date immediately preceding the Change in Control.

Prior to any termination by Grantee for “Good Reason,” Grantee shall provide the Company not less than thirty (30) nor more than ninety (90) days’ notice, with specificity, of the grounds constituting Good Reason and an opportunity within such notice period for the Company to cure such grounds. The notice shall be given within ninety (90) days following the initial existence of grounds constituting Good Reason for such notice and subsequent termination, if not so cured above, to be effective.

(g) Incorporation of Plan. The provisions of the Plan are incorporated by reference into these terms and conditions.

(h) Inconsistency. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

(i) Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he most recently provided to the Company.

(j) Entire Agreement; Amendments. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. The Committee shall have authority, subject to the express provisions of the Plan, to interpret this Agreement and the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to modify the terms and provisions of this Agreement, to impose other requirements on Grantee where necessary or advisable for legal or administrative reasons, to require Grantee to sign additional agreements or undertakings to impose additional requirements and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem necessary or desirable to carry it into effect. All action by the Committee under the provisions of this paragraph shall be final, conclusive and binding for all purposes.

(k) Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof. For purposes of litigating any dispute that arises under the grant or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Missouri, agree that such litigation shall be conducted in the courts of the St. Louis County, or the federal courts for the United States for the Eastern District of Missouri, where this grant is made and/or to be performed.

(l) Successors.

(i) This Agreement is personal to the Grantee and, except as otherwise provided in Section 5 above, shall not be assignable by the Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Grantee’s legal representatives.

(ii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. It shall not be assignable except in connection with the sale or other disposition of all or substantially all the assets or business of the Company.

(m) Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion hereof, which remaining provision or portion hereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion hereof eliminated.

(n) Headings. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

(o) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

(p) Language. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

(q) Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(r) Appendix. Notwithstanding any provisions in this Agreement, the PSU grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for the Grantee’s country. Moreover, if the Grantee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

(s) Insider Trading Restrictions/Market Abuse Laws. The Grantee acknowledges that, depending on the Grantee’s country of residence, the Grantee may be subject to insider trading restrictions and/or market abuse laws, which may affect the Grantee’s ability to acquire or sell Shares or rights to Shares (e.g., PSUs and Awarded RSUs) under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the Grantee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee is responsible for complying with any applicable restrictions and are advised to speak with a personal legal advisor on this matter.

(t) Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other participant.

By accepting this grant, the Grantee hereby acknowledges receipt of this Agreement and accepts the PSUs granted hereunder, and further agrees to the terms and conditions hereinabove set forth.

APPENDIX TO

BELDEN INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

(FOR NON-U.S. GRANTEES)

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern the PSUs granted to the Grantee under the Plan if the Grantee works and/or resides in one of the countries listed below. If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working (or is considered as such for local law purposes), or if the Grantee transfers employment or residency to a different country after the PSUs are granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Grantee.

Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Agreement and/or the Plan.

NOTIFICATIONS

This Appendix also includes notifications regarding certain issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. These notifications are based on the securities, exchange control and other laws in effect in the respective countries as of January 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the notifications contained in this Appendix as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be outdated at the time the Grantee vests in the Awarded RSUs receives any dividends or distributions, or sells any Shares acquired upon such vesting.

In addition, the notifications contained in this Appendix are general in nature and may not apply to the Grantee’s particular situation and, as a result, the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee is strongly advised to seek appropriate professional advice as to how the relevant laws in the country may apply to the Grantee’s individual situation.

If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working (or is considered as such for local law purposes), or if the Grantee relocates to a different country after the PSUs are granted, the notifications contained in this Appendix may not be applicable to the Grantee in the same manner.

Appendix - 1

CHINA

TERMS AND CONDITIONS

The following terms apply only to nationals of the People’s Republic of China (the “PRC”) residing in the PRC, unless otherwise determined by the Company:

Immediate Sale Restriction. Due to exchange control laws in the PRC, the Grantee understands and agrees that the Company may require that any Shares acquired upon the vesting of the Awarded RSUs be immediately sold. If the Company, in its discretion, does not exercise its right to require the automatic sale of Shares issuable upon vesting of the Awarded RSUs, as described in the preceding sentence, the Grantee understands and agrees that any such Shares must be sold no later than the six-month anniversary of the date when the Grantee is no longer employed by the Company, or within any other such time frame as may be permitted by the Company or required by the PRC State Administration of Foreign Exchange. The Grantee understands that any Shares that have not been sold within six months of the Grantee’s termination of employment relationship will be automatically sold by the Designated Broker at the Company’s direction, pursuant to this authorization by the Grantee.

The Grantee agrees that the Company is authorized to instruct the Designated Broker to assist with the mandatory sale of such Shares (on the Grantee’s behalf pursuant to this authorization), and the Grantee expressly authorizes the Designated Broker to complete the sale of such Shares. The Grantee also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Designated Broker) to effectuate the sale of the Shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that the Grantee shall not be permitted to exercise any influence over how, when or whether the sales occur. The Grantee acknowledges that the Designated Broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the price of the Common Stock and/or applicable exchange rates between the Awarded RSU vesting date and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to the Grantee may be more or less than the market value of the Shares on the Awarded RSU vesting date (which is the amount relevant to determining the Grantee’s Tax-Related Items liability). The Grantee understands and agrees that the Company is not responsible for the amount of any loss the Grantee may incur and that the Company assumes no liability for any fluctuations in the price of the Common Stock and/or any applicable exchange rate. The Grantee acknowledges that the Grantee is not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Agreement.

Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale (less any applicable Tax-Related Items, brokerage fees or commissions) to the Grantee in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth in this Appendix for China below under “Exchange Control Restrictions.”

Exchange Control Restrictions. By accepting the Award, the Grantee understands and agrees that, due to PRC exchange control restrictions, the Grantee is not permitted to transfer any Shares acquired under the Plan out of the Grantee’s account established with the Designated Broker and that the Grantee will be required to repatriate all proceeds due to the Grantee under the Plan to the PRC, including any proceeds from the sale of Shares acquired under the Plan or dividends or other distributions.

Appendix - 2

Further, the Grantee understands that such repatriation will need to be effected through a special exchange control account established by the Company or a subsidiary or affiliate in the PRC, and the Grantee hereby consents and agrees that the proceeds may be transferred to such special account prior to being delivered to the Grantee. The proceeds may be paid to the Grantee in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Grantee understands that he or she will be required to set up a U.S. dollar bank account in the PRC so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, the Grantee acknowledges that neither the Company nor any subsidiary or affiliate is under an obligation to secure any particular currency conversion rate and that the Company (or a subsidiary or affiliate) may face delays in converting the proceeds to local currency due to exchange control requirements in the PRC. The Grantee agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the proceeds are converted into local currency and distributed to the Grantee. The Grantee further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with PRC exchange control requirements.

Appendix - 3

NOTICE OF AWARD OF BELDEN INC.

1.	Participant Name: [[FIRSTNAME]] [[LASTNAME]]

2.	Number of Shares: [[SHARESGRANTED]]

3.	Option Price: N/A

4.	The Date of Grant: [[GRANTDATE]]

5.	The Expiration Date of the Option: N/A

Vesting Schedule:

[[ALLVESTSEGS]]

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